Exhibit 99.2

For Immediate Release
For Further Information Contact:
Andrew Fisher at (301) 608-9292
Email: Afisher@unither.com

UNITED THERAPEUTICS ANNOUNCES
SHARE REPURCHASE PROGRAM, THIRD QUARTER 2006
PRELIMINARY SUMMARY FINANCIAL RESULTS AND CLINICAL UPDATE

Complete Third Quarter Financial Results to be Released
Before Market Open on Tuesday, October 31, 2006

Silver Spring, MD, October 23, 2006:  United Therapeutics Corporation (NASDAQ: UTHR) is announcing a 4,000,000 share repurchase program, third quarter 2006 summary financial results, and an update of the status of certain clinical trials.

Share Repurchase Program

The Board of Directors of United Therapeutics has authorized the company to repurchase up to 4,000,000 of its outstanding shares of common stock within the next two years.  As of October 17, 2006, United Therapeutics had approximately 23.2 million shares of stock outstanding.

United Therapeutics expects to fund the stock repurchase program through a combination of cash on hand, future cash flow from operations, proceeds from one or more convertible debt or other securities offerings and potential alternative sources of financing.  Stock repurchases under this program may be made through a variety of methods, which may include open market purchases or privately negotiated transactions.  The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other market conditions.  The stock repurchase program may be limited or terminated at any time without prior notice.

Third Quarter 2006 Preliminary Information

United Therapeutics estimates that its revenues and net income for the quarter ended September 30, 2006 will be consistent with revenues and net income for the quarter ended June 30, 2006.  The company does not currently anticipate providing preliminary information or guidance on interim period performance in future quarters.  The foregoing information regarding the estimated financial and operating results of United Therapeutics was prepared by United Therapeutics based on current information available to the company.  Complete financial and operating results for the period are not yet available.  United Therapeutics expects to release complete financial and operating results for the quarter ended September 30, 2006 before market open on October 31, 2006.

Earnings Conference Call Details

United Therapeutics will host a half-hour teleconference on Tuesday, October 31, 2006, at 9:00 a.m. Eastern Time.  The teleconference is accessible by dialing 1-800-603-1777, with international callers dialing 1-706-679-8129.  A rebroadcast of the teleconference will be available for one week following the teleconference by dialing 1-800-642-1687, with international callers dialing 1-706-645-9291, and using access code 8999020.

Clinical Update

As of October 20, 2006, approximately 130 patients have been enrolled in United Therapeutics’ TRIUMPH-1 trial, a 200-patient 12-week placebo-controlled trial of inhaled treprostinil in pulmonary arterial hypertension.  United Therapeutics believes that the improvement in enrollment pace makes it unlikely that the company will perform an interim assessment after 150 evaluable patients have completed the study.  As a result, the TRIUMPH-1 trial is expected to conclude when 200 evaluable patients have completed the study, which is expected to occur following the enrollment of approximately 220 patients overall.

In addition, enrollment has commenced in United Therapeutics’ FREEDOM-C (combination therapy) trial, a 16-week placebo-controlled trial of UT-15C sustained-release oral treprostinil in pulmonary arterial hypertension.  The FREEDOM trials—FREEDOM-C and FREEDOM-M, a 12-week frontline monotherapy trial—are expected to enroll 450 patients at approximately 50 centers worldwide, subject to interim assessments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements about expectations and intentions regarding the repurchase of United Therapeutics’ common stock, estimated revenues and net income for the quarter ended September 30, 2006, the timing of the third quarter 2006 earnings release, the unlikelihood of performing an interim assessment in the TRIUMPH-1 trial, and enrollment in the FREEDOM trials that are based on United Therapeutics’ current beliefs and expectations as to future outcomes.  These forward-looking statements are subject to risks and uncertainties, such as those described in United Therapeutics’ periodic reports filed with the Securities and Exchange Commission, which may cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in United Therapeutics’ periodic reports and documents filed with the Securities and Exchange Commission, including the company’s most recent

Form 10-K and Form 10-Q.  United Therapeutics is providing this information as of October 23, 2006, and undertakes no obligation to publicly update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

About United Therapeutics

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products for patients with chronic and life-threatening cardiovascular, cancer, and infectious diseases.